EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-45074) pertaining to the Leggett & Platt, Incorporated 401(k) Plan and Trust of our report dated June 23, 2009, on our audits of the financial statements and financial statement schedules of the Leggett & Platt, Incorporated 401(k) Plan and Trust as of and for the years ended December 31, 2008 and 2007, which report is included in this Annual Report (Form 11-K).

/s/ BKD, LLP

Joplin, Missouri

June 23, 2009